FOR IMMEDIATE RELEASE Investor Contact: Investor.Relations@wbd.com 212-548-5882 Media Contacts: Megan Klein Megan.Klein@wbd.com 310-210-5018 Joe Libonati Joe.Libonati@wbd.com 917-287-6763 Warner Bros. Discovery Announces Commencement of Consent Solicitations (New York, NY) – May 19, 2026 – Warner Bros. Discovery, Inc. (NASDAQ: WBD) (“WBD”) today announced that Discovery Global Holdings, Inc. (formerly WarnerMedia Holdings, Inc.) (the “DGH Issuer”) and Discovery Communications, LLC (the “DCL Issuer” and together with the DGH Issuer, each a “WBD Issuer” and collectively the “WBD Issuers”), each a subsidiary of WBD, have commenced solicitations (with respect to each Class of WBD Notes (each defined by reference to the table set forth below), a “Consent Solicitation” and collectively, the “Consent Solicitations”) of consents, upon the terms and subject to the conditions set forth in the related consent solicitation statement (the “Consent Solicitation Statement”), from holders of the WBD Notes to certain proposed amendments (the “Proposed Amendments”) to the indentures governing the WBD Notes (collectively, the “Existing WBD Indentures”). The Proposed Amendments would (i) extend the deadline by which the WBD Issuers are obligated to commence an offer for junior lien secured notes (“Junior Lien Exchange Notes”) of the WBD Issuers to holders of WBD Notes in exchange for the WBD Notes (the “Required Exchange Transactions”) from December 30, 2026 to the End Date (as defined in the Agreement and Plan of Merger (the “Merger Agreement”) governing the Acquisition (as defined below)), which is March 4, 2027 (as such date may be extended by the parties to the Merger Agreement); provided that if the Merger Agreement is validly terminated on or prior to such date, such deadline shall be the date that is the later of (x) December 30, 2026 and (y) 90 calendar days following the date on which the Merger Agreement is validly terminated, (ii) specify that either: (1) if the Acquisition is consummated, (a) such Junior Lien Exchange Notes will not include a restrictive liens covenant or a restricted debt prepayments covenant, (b) such Junior Lien Exchange Notes will be guaranteed on a senior basis by WBD and each subsidiary of the applicable WBD Issuer that is an obligor under the senior secured funded debt facility with the lowest lien priority to which WBD is an obligor as of the consummation of the Acquisition (the “Applicable Take-Out Facility”), (c) such Junior Lien Exchange Notes will be secured by the assets of WBD, the applicable WBD Issuer, and such applicable guarantor subsidiaries, with such modifications as deemed necessary or advisable by the applicable WBD Issuer to reflect liens on such assets that are junior in priority to the Applicable Take-Out Facility, and (d) the requirement that the same principal amount of Junior Lien Exchange Notes be issued in exchange for the applicable WBD Notes in the Required Exchange Transactions will be removed, or (2) if the Acquisition is not consummated or the Merger Agreement is terminated pursuant to its terms, such Junior Lien Exchange Notes will be substantially consistent (as determined by the applicable WBD Issuer (in its sole discretion)) with the terms expressly set forth under the “Brief Description of the Junior Lien Exchange Notes” section of the offer to purchase and consent solicitation statement, dated as of June 9, 2025, subject to the modifications described in the Consent Solicitation Statement, and (iii) make certain technical and other modifications, as described in the Consent Solicitation Statement, to reflect the foregoing contemplated amendments and to cure certain ambiguities in the Existing WBD Indentures. The Consent Solicitations are being conducted in connection with the proposed acquisition (the “Acquisition”) by Paramount Skydance Corporation (“Paramount”) of WBD. Concurrently with the Consent Solicitations, Paramount has separately commenced (i) offers to purchase (the “Paramount Tender Offers”) for cash any and all of certain specified notes in certain series of WBD Notes held by Eligible Consenting Holders (as defined below) and (ii) offers to exchange (the “Paramount Exchange Offers” and together with the Paramount Tender Offers, the “Concurrent Paramount Offers”) any and all of certain specified notes in certain series of WBD Notes of Eligible Consenting Holders for a corresponding series of newly issued second-lien secured notes to be issued by Paramount (the “New PSKY Notes”), in each case as described in Paramount’s offering materials. Holders of WBD Notes bearing the identifiers set forth in the fifth column of the table below who validly deliver (and do not validly revoke) their consents in the applicable Consent Solicitation are referred to herein as “Eligible Consenting Holders.” Holders of WBD Notes bearing the identifiers set forth in the sixth column of the table below who validly deliver (and do not validly revoke) their consents will not be eligible to participate in the Concurrent Paramount Offers and are referred to herein as “Non-Eligible Consenting Holders.” Only the WBD Notes of Eligible Consenting Holders will be moved into a temporary CUSIP, ISIN or XS ISIN number (a “Temporary Identifier”) for such WBD Notes on the Payment Date (as defined below), which WBD Notes will, from the period commencing from the time such WBD Notes are moved into such Temporary Identifiers until the expiration of the applicable Concurrent Paramount Offer, trade separately from the WBD Notes of holders who have not so consented or, in the case of Non-Eligible Consenting Holders, who have so consented but whose WBD Notes were not moved into Temporary Identifiers, which will retain their existing CUSIP, ISIN or XS ISIN number, as reflected in the table set forth below. At the conclusion of the Concurrent Paramount Offers, any WBD Notes with Temporary Identifiers will be re- assigned their respective existing CUSIP, ISIN, or XS ISIN number, as applicable (provided that there has not been any “significant modification” with respect to such WBD Notes for U.S. federal income tax purposes). Nothing in this press release should be construed as an offer to purchase or exchange any of the WBD Notes, as the Concurrent Paramount Offers are separate offers by Paramount being made only to the recipients of an offering memorandum or an offer to purchase, as applicable, in each case upon the terms and subject to the conditions set forth therein. The Concurrent Paramount Offers are being made solely by Paramount and not by WBD or the WBD Issuers. Participation in the Consent Solicitations is not conditioned on participation in the Concurrent Paramount Offers. Accordingly, holders of WBD Notes may deliver a consent in the applicable Consent Solicitation and, subject to the conditions set forth in the Consent Solicitation Statement, receive the Consent Payment (as defined below) on the Payment Date without participating in the Concurrent Paramount Offers. Information about each series of WBD Notes, including the consideration offered in the Consent Solicitations, is summarized below.

						Consideration per $/€1,000 principal amount of WBD Notes
WBD Notes Class	WBD Notes	Issuer of WBD Notes	Aggregate Principal Amount Outstanding	CUSIP No. / Common Code / ISIN Eligible to Participate in Consent Solicitation and Concurrent Paramount Offers [1] [2]	CUSIP No. / Common Code / ISIN Eligible to Participate in Consent Solicitation But Not Eligible to Participate in Concurrent Paramount Offers [1] [3]	Consent Payment
1	3.950% Senior Notes due 2028	DCL Issuer	$1,389,365,000	25470D BS7 US25470DBS71	25470D AR0 US25470DAR08	$2.50 in cash
1	4.125% Senior Notes due 2029	DCL Issuer	$750,000,000	25470D CA5 US25470DCA54	25470D BF5 US25470DBF50	$2.50 in cash
1	3.625% Senior Notes due 2030	DCL Issuer	$1,000,000,000	25470D CC1 US25470DCC11	25470D BJ7 US25470DBJ72	$2.50 in cash
1	5.000% Senior Notes due 2037	DCL Issuer	$548,132,000	25470D BY4 US25470DBY40	25470DAS8 US25470DAS80	$2.50 in cash
1	6.350% Senior Notes due 2040	DCL Issuer	$664,475,000	25470D BZ1 US25470DBZ15	25470D AD1 US25470DAD12	$2.50 in cash
1	4.950% Senior Notes due 2042	DCL Issuer	$225,508,000	25470D BW8 US25470DBW83	25470D AG4 US25470DAG43	$2.50 in cash
1	4.875% Senior Notes due 2043	DCL Issuer	$219,974,000	25470D BX6 US25470DBX66	25470D AJ8 US25470DAJ81	$2.50 in cash
1	5.200% Senior Notes due 2047	DCL Issuer	$152,103,000	25470D BV0 US25470DBV01	25470D AT6 US25470DAT63	$2.50 in cash
1	5.300% Senior Notes due 2049	DCL Issuer	$279,031,000	25470D BU2 US25470DBU28	25470D BG3 US25470DBG34	$2.50 in cash
2	3.755% Senior Notes due 2027	DGH Issuer	$1,349,534,000	55903V BL6 US55903VBL62 55903VBK8 S55903VBK89 U55632 AM2 USU55632AM23	55903V BA0 US55903VBA08 55903V AG8 US55903VAG86 U55632 AD2 USU55632AD24	$2.50 in cash
2	4.054% Senior Notes due 2029	DGH Issuer	$1,493,370,000	55903V BY8 US55903VBY83 55903VBX0 US55903VBX01 U55632 AT7 USU55632AT75	55903V BB8 US55903VBB80 55903V AJ2 US55903VAJ26 U55632 AE0 USU55632AE07	$2.50 in cash
2	4.279% Senior Notes due 2032	DGH Issuer	$3,011,529,000	55903V BQ5 US55903VBQ59 55903V BP7 US55903VBP76	55903V BC6 US55903VBC63 55903V AL7 US55903VAL71	$2.50 in cash

						Consideration per $/€1,000 principal amount of WBD Notes
WBD Notes Class	WBD Notes	Issuer of WBD Notes	Aggregate Principal Amount Outstanding	CUSIP No. / Common Code / ISIN Eligible to Participate in Consent Solicitation and Concurrent Paramount Offers (1) (2)	CUSIP No. / Common Code / ISIN Eligible to Participate in Consent Solicitation But Not Eligible to Participate in Concurrent Paramount Offers (1) (3)	Consent Payment
2	5.050% Senior Notes due 2042	DGH Issuer	$4,300,842,000	55903V BW2 US55903VBW28 55903V BV4 US55903VBV45 U55632 AS9 USU55632AS92	55903V BD4 US55903VBD47	$2.50 in cash
2	5.141% Senior Notes due 2052	DGH Issuer	$1,079,578,000	55903V BU6 US55903VBU61 55903V BT9 US55903VBT98	55903V BE2 US55903VBE20	$2.50 in cash
3	4.302% Senior Notes due 2030	DGH Issuer	€301,077,000	XS3099830765 309983076	XS2821805533 282180553	€2.50 in cash
3	4.693% Senior Notes due 2033	DGH Issuer	€395,568,000	XS3099829593 309982959	XS2721621154 272162115	€2.50 in cash

(1) No representation is made as to the correctness or accuracy of the identifiers listed in this press release or printed on the WBD Notes. Such identifiers are provided solely for the convenience of the holders.

(2) Holders of WBD Notes bearing the identifier set forth in this column who validly deliver (and do not validly revoke) their consents in the applicable Consent Solicitation will receive a Temporary Identifier and are referred to herein as Eligible Consenting Holders and will be eligible to participate in the applicable Concurrent Paramount Offer.

(3) Holders of WBD Notes bearing the identifier set forth in this column who validly deliver (and do not validly revoke) their consents in the applicable Consent Solicitation will not be eligible to participate in the Concurrent Paramount Offers and are referred to herein as Non-Eligible Consenting Holders.

The Proposed Amendments with respect to each Existing WBD Indenture require the consents of holders of a majority in aggregate principal amount of the debt securities outstanding under such Existing WBD Indenture of all series affected by such Proposed Amendments, voting as a single class. The requisite consents for the Proposed Amendments with respect to each Existing WBD Indenture is referred to herein as the "Requisite Consents." In the event the Requisite Consents with respect to all series outstanding under an Existing WBD Indenture are not obtained, the applicable WBD Issuer may still enter into a supplemental indenture with respect to any series of WBD Notes, or any combination of series of WBD Notes issued pursuant to the same Existing WBD Indenture, for which the aggregate consents received with respect to such series, or across such combination of series, represent a majority of all debt securities outstanding of such series or such combination of series, as applicable (the "Modified Requisite Consents"). The Requisite Consents or the Modified Requisite Consents, as applicable, would permit the Proposed Amendments to be effectuated not only with respect to all series within a Class of WBD Notes (or the applicable series within such Class in the case that the Modified Requisite Consents are received) for which a majority of holders of WBD Notes outstanding thereunder have consented (on a series-by-series basis), but also with respect to all other series within such Class issued pursuant to the same Existing WBD Indenture, so long as the consents of holders of a majority in aggregate principal amount across all series within such Class (or the applicable series within such Class in the case that the Modified Requisite Consents are received) that would be affected by such Proposed Amendments (voting as a single class) have been received.

If the Requisite Consents or Modified Requisite Consents, at the sole election of the WBD Issuers, are received with respect to an Existing WBD Indenture, promptly following the Revocation Deadline (as defined below), the applicable WBD Issuer, guarantors, and trustee pursuant to the applicable Existing WBD Indenture are expected to execute a supplemental indenture to such Existing WBD Indenture to give effect to the Proposed Amendments. The failure to obtain the Requisite Consents or Modified Requisite Consents with respect to one Class or series of WBD Notes will not affect the ability to enter into a supplemental indenture with respect to any other Class or series of WBD Notes, and the applicable WBD Issuer may extend the Consent Solicitations with respect to any Existing WBD Indenture, or any series of WBD Notes issued pursuant to such Existing WBD Indenture, as applicable, even if such WBD Issuer enters into a supplemental indenture to any other Existing WBD Indenture, or other series of WBD Notes issued pursuant to such Existing WBD Indenture, as applicable. All holders who validly deliver (and do not validly revoke) their consents in the applicable Consent Solicitation at or prior to 5:00 p.m., New York City time, on May 26, 2026 (the “Expiration Date”) will be eligible to receive, for each $1,000 or €1,000, as applicable, in aggregate principal amount of WBD Notes for which consents were validly delivered and accepted for purposes of establishing the Requisite Consents, or Modified Requisite Consents, as applicable, a consent fee of $2.50 or €2.50, as applicable, in cash (the “Consent Payment”). Consents to the Proposed Amendments may not be revoked from the applicable Consent Solicitation after the earlier of (i) the Expiration Date and (ii) the time at which the Requisite Consents or Modified Requisite Consents, as applicable, with respect to an Existing WBD Indenture have been received and accepted by the WBD Issuers, which may be prior to the Expiration Date, subject to applicable law. Upon the terms and subject to the conditions of the Consent Solicitations, the payment date for the Consent Solicitations will occur promptly after the Expiration Date (the “Payment Date”) and is expected to occur on or about May 29, 2026. In accordance with the Merger Agreement, Paramount intends to pay the Consent Payment in the Consent Solicitations and related fees and expenses on the WBD Issuers’ behalf using cash on hand. Paramount will fund all payments in connection with the Consent Solicitations regardless of whether the Acquisition is completed. None of WBD or the WBD Issuers have any obligation to pay the Consent Payment. Each Consent Solicitation is a separate solicitation, and each may be individually consummated, amended, extended, terminated, or withdrawn, subject to certain conditions and applicable law, at any time in the WBD Issuers’ sole discretion, and without also consummating, amending, extending, terminating, or withdrawing the Consent Solicitation with respect to any other Class of WBD Notes. The WBD Issuers may terminate a Consent Solicitation if any of the conditions of such Consent Solicitation described in the Consent Solicitation are not satisfied or waived by the Expiration Date, subject to applicable law. In addition, the WBD Issuers may waive the conditions to a Consent Solicitation without extending such Consent Solicitation in accordance with applicable law. None of WBD, the WBD Issuers, the Solicitation Agents (as defined below), the Tabulation and Information Agent (as defined below), the trustees under each of the Existing WBD Indentures, or any affiliate of any of them makes any recommendation as to whether any holder of WBD Notes should deliver or refrain from delivering any consents in the Consent Solicitations. No one has been authorized by any of them to make such a recommendation. Holders must make their own decision whether to deliver consents in the Consent Solicitations. WBD has engaged Global Bondholder Services Corporation to act as the tabulation and information agent (the “Tabulation and Information Agent”) for the Consent Solicitations. The Consent Solicitation Statement is available at https://gbsc-usa.com/warnerbros. Questions concerning the Consent Solicitations, or requests for additional copies of the Consent Solicitation Statement or other related documents, may be directed to Corporate Actions by telephone at (855) 654-2014 (U.S. toll-free) or (212) 430-3774 (banks and brokers) or by email at contact@gbsc-usa.com. Holders should also consult their broker, dealer, commercial bank, trust company or other institution for assistance concerning the Consent Solicitations. WBD has engaged BofA Securities and Citigroup as solicitation agents (in such capacity, the “Solicitation Agents”) for the Consent Solicitations. Holders with questions regarding the Consent Solicitations should contact BofA Securities at +1 (888) 292-0070 (toll-free) or +1 (980) 388-3646 (collect) or debt_advisory@bofa.com or Citigroup Global Markets Inc. at +1 (800) 558-3745 (toll free) or +1 (212) 723-6106 or ny.liabilitymanagement@citi.com. This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation, or sale of any security or a solicitation of consents in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Consent Solicitations are being made only by, and pursuant to the terms of, the Consent Solicitation Statement, along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the Consent Solicitations. About Warner Bros. Discovery Warner Bros. Discovery is a leading global media and entertainment company that creates and distributes the world's most differentiated and complete portfolio of branded content across television, film, streaming and gaming. Warner Bros.

Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, HBO Max, discovery+, CNN, DC, TNT Sports, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. Cautionary Note Concerning Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Acquisition and the other transactions referred to herein. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially. Risks and uncertainties include, but are not limited to: the WBD Issuers’ ability to satisfy the conditions to and complete the Consent Solicitations on the terms described herein or at all; the risk that the closing conditions for the Acquisition will not be satisfied, including the risk that clearances under applicable antitrust or regulatory laws will not be obtained or will be obtained subject to conditions that are not anticipated; the possibility that the transactions described herein will not be completed in the expected timeframe or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Acquisition; potential adverse effects to the businesses of Paramount or WBD during the pendency of the Acquisition, such as employee departures or distraction of management from business operations; negative effects of the announcement or the consummation of the Acquisition on the market price of Paramount or WBD stock; the risk of stockholder litigation relating to the Acquisition, including resulting expense or delay; the potential that the expected benefits and opportunities of the Acquisition, if completed, may not be realized or may take longer to realize than expected; risks related to Paramount’s and WBD’s streaming businesses; the adverse impact on Paramount’s and WBD’s respective advertising revenues as a result of changes in consumer behavior, advertising market conditions, and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to Paramount’s or WBD’s decisions to invest in new businesses, products, services, and technologies, and the evolution of Paramount’s or WBD’s business strategy; the potential for loss of carriage or other reduction in, or the impact of negotiations for, the distribution of Paramount’s or WBD’s content; damage to Paramount’s or WBD’s reputation or brands; losses due to asset impairment charges for goodwill, content and long-lived assets, including finite-lived intangible assets; liabilities related to discontinued operations and former businesses; increasing scrutiny of, and evolving expectations for, sustainability initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; challenges in protecting and maintaining Paramount’s and WBD’s intellectual property rights; domestic and global political, economic and regulatory factors affecting Paramount’s or WBD’s businesses generally or the Acquisition; the inability to hire or retain key employees or secure creative talent; disruptions to Paramount’s or WBD’s operations as a result of labor disputes; risks and costs associated with the integration of, and Paramount’s ability to integrate, the businesses of Paramount Global, Skydance Media, LLC, and WBD successfully and to achieve anticipated synergies; litigation related to the Acquisition and other matters or transactions; risks associated with Paramount’s or WBD’s holding company structure, including its dependence on distributions from its subsidiaries to meet tax obligations and other cash requirements; and risks related to Paramount’s or WBD’s indebtedness, including Paramount’s or WBD’s substantial outstanding debt obligations, Paramount’s or WBD’s ability to incur substantially more debt and Paramount’s or WBD’s ability to meet the financial and other covenants contained in the agreements governing their respective indebtedness. A further list and description of these risks, uncertainties and other factors and the general risks associated with the respective businesses of Paramount and WBD can be found in Paramount’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2026, including in the sections captioned “Cautionary Note Concerning Forward-Looking Statements” and “Item 1A. Risk Factors,” Paramount’s most recently filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, including in the sections captioned “Cautionary Note Concerning Forward-Looking Statements” and “Item 1A. Risk Factors,” and Paramount’s subsequent filings with the SEC, and in WBD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, including in the sections captioned “Cautionary Note Concerning Forward-Looking Statements” and “Item 1A. Risk Factors,” WBD’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 6, 2026, including in the section captioned “Cautionary Note Concerning Forward-Looking Statements,” and WBD’s subsequent filings with the SEC. Neither Paramount nor WBD undertakes to update any forward-looking statement as a result of new information or future events or developments, except as required by law. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. ### Source: Warner Bros. Discovery, Inc.